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                                                                    EXHIBIT 4.10


             SCHEDULE OF WARRANTS ISSUED (GFP SERIES AND BCP SERIES)

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DATE OF          NAME OF WARRANT RECIPIENT          WARRANT         NUMBER OF           EXERCISE PRICE
ISSUANCE                                            NO.             SHARES OF           EXPIRATION DATE
                                                                    COMMON STOCK

    11/3/99      Gulfstream Financial Partners       GFP-13                 250,000     Exercise price $2.00
                 2401 PGA Boulevard, Suite 190                                          Expires 4/28/04
                 Palm Beach Gardens, FL 33410

    11/3/99      Blake Capital Partners, LLC         GFP-14                 250,000     Exercise price $2.00
                                                                                        Expires 4/28/04

    12/2/99      Gulfstream Financial Partners       GFP-14(2)              500,000     Exercise price $1.50
                                                                                        Expires 12/2/2004

    12/1/99      Henry Fong, Jr.                     GFP-15a                 50,000     Exercise price $1.625
                                                                                        Expires 12/1/2004

    12/1/99      Lauren Fong                         GFP-15b                 50,000     Exercise price $1.625
                                                                                        Expires 12/1/2004

    12/1/99      Benjamin Private School             GFP-15c                 50,000     Exercise price $1.625
                 Fed I.D.:  59-1536502                                                  Expires 12/1/2004

    12/1/99      Barry Hollander                     GFP-15d                 50,000     Exercise price $1.625
                                                                                        Expires 12/1/2004

    12/1/99      Gulfstream Financial Partners,      GFP-15e                150,000     Exercise price $1.625
                 LLC                                                                    Expires 12/1/2004

    12/2/99      Blake Capital Partners              BCP-1                  500,000     Exercise price $1.625
                                                                                        Expires 12/1/2004

   2/9/2000      Blake Capital Partners              BCP-2                  150,000     Exercise price $2.25
                                                                                        Expires 2/9/2005

  4/18/2000      Blake Capital Partners              BCP-3                  250,000     Exercise price $2.00
                                                                                        Expires 4/18/2005

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